UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2013

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35155	95-4856877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10960 Wilshire Blvd., Suite 800
Los Angeles, California 90024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (310) 586-5180

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On August 6, 2013, our Board of Directors appointed Michael Finley to our Board of Directors to fill a vacancy as a director in Class III, to serve until our 2014 annual meeting of stockholders or until his successor is duly elected and qualified.  In addition, our Board of Directors appointed Mr. Finley to the Compensation Committee of our Board of Directors.

Mr. Finley’s compensation will be consistent with that provided to all of our non-employee directors, as described in our most recent proxy statement filed with the Securities and Exchange Commission on April 29, 2013.

There is no arrangement or understanding under which Mr. Finley was appointed other than as described in this Item 5.02(d). There are no transactions involving Mr. Finley requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.  Regulation FD Disclosure.

On August 12, 2013, we issued a press release announcing Mr. Finley’s appointment to our Board of Directors as discussed in Item 5.02(d) of this Form 8-K.  A copy of our press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Boingo Wireless, Inc. Press Release dated August 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

DATE: August 12, 2013	By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer and Secretary